EXHIBIT 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 9, 2004 of Franklin Capital Corporation and are in agreement with the statements contained in paragraphs 4
(i) through 4 (vii), exclusive of paragraphs 4 (iii) and 4 (vi) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                           /s/ Ernst & Young LLP

New York, NY
July 9, 2004